FIRST MODIFICATION AND AMENDMENT
OF
TERM NOTE

THIS FIRST MODIFICATION AND AMENDMENT OF TERM NOTE (this “Modification”) is entered into as of the 28th day of December 2009, effective as of December 15, 2009, by and between, by and between ESCONDE RESOURCES LP, a Texas limited partnership, whose address is 3327 West Wadley Ave., Suite 3-267, Midland, TX 79707 (the “Maker”), and AMERICAN STATE BANK, a Texas banking association, whose address is 620 N. Grant, Odessa, Texas 79761-4797 (the “Bank”).

NOTICE IS TAKEN OF THE FOLLOWING:

A.	Reference is made to that certain Loan Agreement, dated as of September 1, 2009, by and among Maker, as Borrower; Esconde Energy, LLC, as Guarantor (the “Guarantor”); and the Bank, as Lender (the “Loan Agreement”).

B.	Pursuant to the terms of the Loan Agreement, the Maker has previously executed and delivered to the Bank a Term Note, dated as of September 1, 2009 (the “Note”).

B.	The Maker, the Guarantor, and the Bank have now entered into that certain First Amendment to Loan Agreement, dated of even date herewith (the “First Amendment”). Under the First Amendment, the Maker, the Guarantor, and the Bank agree to extend the maturity date of the Note to March 1, 2010. In order to evidence this agreement and the terms of the First Amendment, the parties have agreed to enter into this Modification in order to evidence that agreement.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Note as follows:

1.	Amendments.

A.	Paragraph 1 of the Existing Note is hereby amended by deleting it in its entirety and substituting the following:

1. For value received, ESCONDE RESOURCES LP, a Texas limited partnership, (the “Maker”), promises to pay to the order of AMERICAN STATE BANK, a Texas banking association (the “Bank”), at its offices at 620 N. Grant Avenue, Odessa, Texas 79761, in lawful money of the United States of America, the sum of THREE HUNDRED NINE THOUSAND SIX HUNDRED EIGHTY-ONE AND EIGHTY-SEVEN/100 DOLLARS ($309,681.87), together with interest on the principal amount from time to time outstanding hereunder, from the date of disbursement of such principal until maturity, at a variable rate of interest per annum (the “Variable Rate”) equal to the “American State Bank Base Rate”, as defined below, plus two and one-half percentage points (2.5%), but shall never be less than six and one-half percentage points (6.50%), and shall in no event to exceed the “Highest Lawful Rate,” as defined below, with adjustments to the VariableRate to be made on the same date as the effective date of any change in the American State Bank Base Rate and adjustments due to changes in the Highest Lawful Rate to be made on the effective date of any change in the Highest Lawful Rate.

B.	Paragraph 7 of the Note is hereby amended by deleting it in its entirety and substituting the following:

7.	The principal balance of this Note shall be due and payable on or before March 1, 2010.

C.	Paragraph 8 of the Note is hereby amended by deleting it in its entirety and substituting the following:

8.	Interest, computed on the unpaid principal balance of this Note shall be due and payable as it accrues monthly, commencing on January 15, 2010, and thereafter on the fifteenth day of each and every succeeding month during the term hereof, until maturity, March 1, 2010, when the entire amount of this Note, principal and accrued, unpaid interest, shall be due and payable.

2. Effectiveness:

A.	Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Note will remain unmodified, and the Note, as amended and supplemented by this Modification, is confirmed as being in full force and effect.

B.	All references to the Note herein or in any other document or instrument between the Maker and Bank will hereinafter be construed to be references to the Note as modified by this Modification.

3. Counterparts:

This Modification may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original, but all of which constitute one instrument. In making proof of this Modification, it will not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

4. Notice of Final Agreement:

THIS FIRST MODIFICATION AND AMENDMENT OF TERM NOTE AND THOSE INSTRUMENTS EXECUTED CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the date and year first above written.

Address:	ESCONDE RESOURCES LP, a Texas Limited Partnership
3327 West Wadley Avenue, Suite 3-267 Midland, Texas 79707	By:	Esconde Energy LLC, its general	partner

By: Pierce-Hamilton Energy Partners LP, Managing Member

By: Muscoda Hill Energy LLC, its general partner

By:/s/ Lisa P. Hamilton
Lisa P. Hamilton
President
By:	/s/ Paul Heard

Paul Heard Managing Member
By:	/s/ Ronnie L. Steinocher

Ronnie L. Steinocher Managing Member
MAKER

By its signature, Bank acknowledges the truth of the notice hereinabove.

AMERICAN STATE BANK

By:	/s/ Mike Marshall

Mike Marshall

President

BANK